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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-41458) of ADTRAN, Inc. of our report dated June 29, 2001 relating to the financial statements of ADTRAN, Inc. 401(k) Employee Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
June 29, 2001